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                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)


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
                                                  Six
                                                 Months
                                                 Ended                      Year Ended September 30,
                                                March 31,      -----------------------------------------------------
                                                  2002           2001           2000           1999           1998
                                                --------       --------       --------       --------       --------
EARNINGS:

Earnings before income taxes                    $ 60,437       $ 79,568       $ 82,882       $ 63,139       $ 57,007
Interest expense                                   8,491         18,724         18,135         17,317         17,383
Amortization of debt discount and expense            142            264            218            215            200
Interest component of rental expense                 696          1,541          1,318          1,539          1,624
                                                --------       --------       --------       --------       --------
                                                $ 69,766       $100,097       $102,553       $ 82,210       $ 76,214
                                                ========       ========       ========       ========       ========
FIXED CHARGES:

Interest expense                                $  8,491       $ 18,724       $ 18,135       $ 17,317       $ 17,383
Amortization of debt discount and expense            142            264            218            215            200
Allowance for funds used during
    construction (capitalized interest)                2             12             17             36             39
Interest component of rental expense                 696          1,541          1,318          1,539          1,624
                                                --------       --------       --------       --------       --------
                                                $  9,331       $ 20,541       $ 19,688       $ 19,107       $ 19,246
                                                ========       ========       ========       ========       ========

Ratio of earnings to fixed charges                  7.48           4.87           5.21           4.30           3.96
                                                ========       ========       ========       ========       ========
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